                                                                   EXHIBIT 3.110

                                     BYLAWS

                                       OF

                      BOEING ELECTRON DYNAMIC DEVICES, INC.

                           As Adopted October 6, 2000

                                TABLE OF CONTENTS

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                                     BYLAWS

                                       OF

                      BOEING ELECTRON DYNAMIC DEVICES, INC.

                                   ARTICLE 1

                                     OFFICES

     The principal office of the corporation shall be located at its principal place of business, which at the time of adoption of these Bylaws is 3100 Lomita
Blvd., Torrance, California 90505. The corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors
("Board") may designate or as the business of the corporation may require from time to time.

                                   ARTICLE 2

                                  STOCKHOLDERS

          2.1 Annual Meeting. The annual meeting of stockholders shall be held the first Tuesday of February of each year, for the purpose of electing directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day.
If the election of directors is not held on the day designated for the annual meeting of stockholders, or at any adjournment thereof, the election shall be held at a special meeting of the stockholders called as soon thereafter as practicable.

          2.2 Special Meetings. The President, the Board, or the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting may call special meetings of the stockholders for any purpose.

          2.3 Place of Meeting. All meetings shall be held at the principal office of the corporation or at such other place within or without the State of
Delaware designated by the Board or by any persons entitled to call a meeting hereunder, or by a waiver of notice signed by all of the stockholders entitled to vote at the meeting.

          2.4 Notice of Meeting. The President, the Secretary, the Board, or
stockholders calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to vote at the meeting either personally or by mail, not less than ten nor more than sixty days before the meeting, written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If such notice is mailed, it shall be deemed delivered when deposited in the United States mail properly addressed to the stockholders at their respective addresses as they appear on the stock transfer books of the corporation, with postage prepaid.

          2.5 Waiver of Notice. Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws or the Certificate of
Incorporation or the

General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          2.6 Fixing of Record Date for Determining Stockholders. For the
purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than fifty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of stockholders entitled to vote at a meeting or to receive payment of a dividend, the date and hour on which the notice of meeting is mailed or on which the resolution of the
Board declaring such dividend is adopted, as the case may be, shall be the record date and time for such determination. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

          2.7 Voting List. At least ten days before each meeting of
stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to inspection in accordance with the General Corporation Law of Delaware for a period of ten days prior to such meeting. The list shall be kept open at such meeting for the inspection of any stockholder.

          2.8 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting adjourned and reconvened, if a quorum is present or represented at the reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          2.9 Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation, or the General Corporation Law of Delaware.

          2.10 Proxies. A stockholder may vote by proxy executed in writing by the stockholder or by the stockholder's attorney-in- fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy shall be invalid after eleven months from the date of its execution.

          2.11 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

          2.12 Action by Stockholders Without a Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent setting forth the action so taken is signed by all stockholders entitled to vote with respect to the subject matter thereof. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

                                   ARTICLE 3

                               BOARD OF DIRECTORS

          3.1 General Powers. The business and affairs of the corporation shall be managed by the Board.

          3.2 Number and Tenure. The number of directors shall not be more than seven and not fewer than two, as shall be determined from time to time by resolution of the Board of Directors. The initial board shall be composed of no less than three directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Unless a director dies, resigns, or is removed, each director shall hold office until the next annual meeting of stockholders or until the director's successor is elected, whichever is later. Directors need not be stockholders of the corporation or residents of the State of Delaware.

          3.3 Resignation. Any director may resign at any time by delivering written notice to the President or the Secretary, or to the registered office of the corporation, or by giving oral notice at any meeting of the directors or stockholders.

          3.4 Annual and Regular Meetings. An annual Board meeting shall he held without notice promptly after and at the same place as the annual meeting of the stockholders. By resolution, the Board may specify the time and place either within or without the State of Delaware for holding regular meetings without other notice than such resolution.

          3.5 Special Meetings. Special Board meetings may be called by or at the request of the President, the Secretary or any two directors. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board meeting called by them.

          3.6 Notice of Special Meetings. Notice of each special meeting, stating the time and place of the meeting, shall be given to each director by mail, telephone, or other electronic transmission or personally. If by mail, such notice shall be given not less than five days before the meeting; and if by telephone, other electronic transmission or personally, not less than two days before the meeting. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

          3.7 Waiver of Notice.

               3.7.1 Written. Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Certificate of Incorporation, or the General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent

to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board need be specified in the waiver of notice of such meeting.

               3.7.2 Attendance. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          3.8 Quorum. Except as provided in these Bylaws, the Certificate of
Incorporation, or the General Corporation Law of Delaware, a majority of the directors shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

          3.9 Manner of Acting. The act of the majority of the directors present at a meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Certificate of
Incorporation, or the General Corporation Law of Delaware.

          3.10 Vacancies. Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board for a term of office continuing only until the next election of directors by the stockholders.

          3.11 Removal. At a meeting of stockholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

          3.12 Presumption of Assent. A director of the corporation present at a
Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such action with the person acting at the secretary of the meeting before the adjournment thereof, or unless such director forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

          3.13 Committees. The Board may, by resolution passed by a majority of the whole Board, appoint standing or temporary committees, each committee to consist of one or more directors of the corporation, and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board and by applicable law. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may

unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. The designation of any such committee and the delegation of authority thereto shall not relieve the Board, or any member thereof, of any responsibility imposed by law.

          3.14 Compensation. By Board resolution, directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

          3.15 Action by Directors Without a Meeting. Any action that could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action to be taken is signed by each of the directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

          3.16 Meetings by Telephone. Members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE 4

                                    OFFICERS

          4.1 Number. The officers of the corporation shall be a President, a
Secretary, and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers, including a Chairman of the Board and assistant officers as may be deemed necessary, may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these
Bylaws or as may be provided by resolutions of the Board. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities, and duties. Any two or more offices may be held by the same person.

          4.2 Election or Appointment and Term of Office. The officers of the corporation shall be elected or appointed annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the officers are not elected at such meeting, such election shall be held as soon thereafter as a
Board meeting conveniently may be held. Unless an officer dies, resigns, or is removed, each officer shall hold office until the next annual meeting of the
Board or until such officer's successor is elected.

          4.3 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be

served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause may be filled by the Board for the unexpired portion of the term.

          4.5 Chairman of the Board. The Chairman of the Board, if elected, shall be chosen from among the directors. The Chairman shall preside, when present, at all meetings of the stockholders and at all meetings of the Board and shall have such other powers and duties as may from time to time be prescribed by the Board upon written directions given to him pursuant to
Resolutions duly adopted by the Board.

          4.6 President. The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, and, subject to the Board's control, the President shall supervise and control all of the business and affairs of the corporation. In the absence of the Chairman of the Board, the President shall preside over all meetings of the stockholders and over all Board meetings. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing thereof has been expressly delegated by the Board or by these
Bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of
President and such other duties prescribed by the Board from time to time.

          4.7 Vice President. In the event of the absence or death, inability or refusal to act, of the President, the Vice President (or, in the event of more than one Vice President, the Vice President who was first elected to such office) shall perform the duties of the President, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the
President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts, or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board.

          4.8 Secretary. The Secretary shall: (a) keep the minutes of meetings of the stockholders and the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and seal of the corporation, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep registers of the post office address of each stockholder as furnished to him or her by each stockholder; (e) sign with the President or a Vice President certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the corporation; (g) sign with the President deeds, mortgages, contracts, bonds, or other instruments; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board. In the absence of the
Secretary, an Assistant Secretary may perform his or her duties.

          4.9 Treasurer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in banks, trust companies, or other depositories selected by the Board in accordance with the provisions of these Bylaws; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform his or her duties.

                                   ARTICLE 5

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

          5.1 Contracts. The Board may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or may be confined to specific instances or otherwise limited.

          5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances. No loans shall be made by the corporation secured by its shares.

          5.3 Loans to Officers and Directors. No loans shall be made by the corporation to its officers or directors, unless first approved by the holders of two-thirds of the shares.

          5.4 Checks. Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation and in such manner as is from time to time determined by resolution of the
Board.

          5.5 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board may select.

                                   ARTICLE 6

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

          6.1 Issuance of Shares. No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

          6.2 Certificates for Shares.

                    6.2.1 Certificates representing shares of the corporation
shall be signed by the President or the Vice President and by the Secretary or
an Assistant Secretary and shall

include on their face written notice of any restrictions which the Board may impose on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

                    6.2.2 The name and address of the person to whom the shares represented thereby are issued, together with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

          6.3 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by such holder's attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

                                   ARTICLE 7

                                BOOKS AND RECORDS

     The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board, and such other records as may be necessary or advisable.

                                   ARTICLE 8

                                   FISCAL YEAR

     The fiscal year of the corporation shall be the calendar year, provided that if a different fiscal year is selected for purposes of federal income taxes, the fiscal year shall be the year so selected.

                                    ARTICLE 9

                                      SEAL

     The seal of the corporation shall consist of the name of the corporation, the state of its incorporation, and the year of its incorporation.

                                   ARTICLE 10

                                 INDEMNIFICATION

     To the full extent permitted by the General Corporation Law of Delaware, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative, or investigative action, suit, or proceeding (whether brought by or in the right of the corporation or otherwise) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding; and the Board may, at any time, approve indemnification of any other person which the corporation has the power to indemnify under the General Corporation Law of Delaware. The indemnification provided by this section shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract. The corporation may purchase and maintain indemnification insurance for any person to the extent provided by applicable law.

                                   ARTICLE 11

                                   AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board at any regular or special meeting of the Board. The stockholders may also make, alter, amend, and repeal the Bylaws of the corporation at any annual meeting or at a special meeting called for that purpose; and all Bylaws made by the directors may be amended, repealed, altered, or modified by the stockholders at any regular or special meeting called for that purpose.

                                   ARTICLE 12

                    ACTIONS BY THE CORPORATION AS STOCKHOLDER

     Each of the Chairman, the President, any Vice President and the Secretary
of the corporation may from time to time execute on behalf of the corporation
(a) waivers of notice of annual or special stockholders' meetings of any of the corporation's subsidiary corporations or any other corporation the stock of which is held by or for the benefit of the corporation; (b) written consents to action taken without a meeting by all stockholders of such corporations; and (c)
proxies appointing persons to vote the stock of such corporations that is held by or for the benefit of the corporation at annual or special meetings for the purpose of electing directors of such corporations and for the transaction of such other business as may properly come before such meetings or any adjournment thereof, and instructing the person or persons so appointed as to the manner of casting such vote or giving such consent.